Exhibit 99.2

DOUBLE OR NOTHING, LLC

INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

DOUBLE OR NOTHING, LLC

INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

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CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members of
Double or Nothing, LLC
St. Helena, CA

We have reviewed the accompanying financial statements of Double or Nothing, LLC (a California corporation) (hereinafter referred to as the “Company”) which comprise the balance sheets as of September 30, 2024 and 2023, and the related statements of operations, changes in members’ equity and cash flows for the nine months ended September 30, 2024 and 2023, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ GuzmanGray
GuzmanGray
Costa Mesa, CA
February 21, 2025

1
3200 Bristol Street, Suite 640, Costa Mesa, CA 92626

DOUBLE OR NOTHING, LLC
BALANCE SHEETS
AS OF SEPTEMBER 30, 2024 AND 2023

	2024	2023

ASSETS
Current assets
Cash	$51,775	$84,768
Accounts receivable	256,926	141,381
Inventory	360,337	116,428
Prepaid insurance	4,345	5,191
Total current assets	673,383	347,768

Total assets	$673,383	$347,768

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accrued expenses	$65,744	$11,870
Total current liabilities	65,744	11,870

Total liabilities	65,744	11,870

Members’ capital	1,358,345	1,128,344
Accumulated deficit	(750,706)	(792,446)
Total members’ equity	607,639	335,898

Total liabilities and members’ equity	$673,383	$347,768

See accompanying notes to financial statements and independent accountant’s review report.

DOUBLE OR NOTHING, LLC
STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	2024	2023

Revenue	$803,523	$350,559
Cost of goods sold	662,003	478,353
Gross profit (loss)	141,520	(127,794)

Selling, general and administrative expenses	86,000	66,911

Net income (loss)	$55,520	$(194,705)

See accompanying notes to financial statements and independent accountant’s review report.

DOUBLE OR NOTHING, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Members’ Capital	Accumulated Deficit	Members’ Equity
Balance as of December 31, 2023	$1,129,345	$(806,226)	$323,119
Contributions	229,000		229,000
Net income		55,520	55,520
Balance as of September 30, 2024	$1,358,345	$(750,706)	$607,639

Balance as of December 31, 2022	$661,437	$(597,741)	$63,696
Contributions	466,907		466,907
Net loss		(194,705)	(194,705)
Balance as of September 30, 2023	$1,128,344	$(792,446)	$335,898

See accompanying notes to financial statements and independent accountant’s review report.

DOUBLE OR NOTHING, LLC

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	2024	2023
Cash flows from operating activities:
Net income (loss)	$55,520	$(194,705)
Changes in assets and liabilities
Accounts receivable	(69,745)	(92,627)
Inventory	(220,949)	(94,544)
Prepaid insurance	(570)	(5,191)
Accounts payable	-	(32,811)
Accrued expenses	5,053	(5,874)
Net cash used by operating activities	(230,691)	(425,752)

Cash flows from financing activities:
Equity contributions	229,000	466,907
Net cash provided by financing activities	229,000	466,907

Net change in cash	(1,691)	41,155

Cash at beginning of period	53,466	43,613

Cash at end of period	$51,775	$84,768

See accompanying notes to financial statements and independent accountant’s review report.

DOUBLE OR NOTHING, LLC
NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 1 – NATURE OF OPERATIONS

Double or Nothing, LLC (the “Company”) is headquartered in St. Helena, California. The Company’s products include premium hemp-derived THC margarita flavored beverages. The Company utilizes manufacturing partners for production of its products which are sold in select markets in the United States and Canada.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: These financial statements were prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

Use of Estimates: The preparation of the Company’s financial statements requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include the valuation of inventory. Although these estimates are based on the Company’s knowledge of current events and expectations of future outcomes, actual results may differ.

Cash: The Company maintains its cash in a bank deposit account, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash.

Accounts Receivable: Accounts receivable as of September 30, 2024 and 2023, totaled $256,926 and $141,381, respectively. As of September 30, 2024, 29% of the Company’s accounts receivable balance was due from one customer. This customer is the Company’s primary manufacturing partner, that purchases inventory from the Company for sale to beverage distributors. As of September 30, 2024, three other customers represented at least 10% of the Company’s accounts receivable. As of September 30, 2023, 91% of the Company’s accounts receivable balance was attributable to the Company’s primary manufacturing partner. Based on management’s assessment, the Company determined that no allowance for credit losses was necessary as of September 30, 2024 and 2023.

Inventory: Inventory is valued at the lower of cost or net realizable value, using the specific identification method. Inventory consists of raw materials and finished goods in the form of bottled beverages. The Company adjusts the carrying value of inventory if it is determined that it does not meet the criteria for sale to customers.

Prepaid Insurance: Prepaid insurance represents the unexpired portion of insurance premiums paid in advance. These amounts are amortized over the respective policy periods which are less than one year.

Accounts Payable: Accounts payable represent amounts owed to vendors and service providers for goods received and services rendered, for which invoices have been received. These balances reflect obligations directly attributable to the Company’s operations.

Accrued Expenses: Accrued expenses represent expenses incurred but not yet paid. These liabilities are directly attributable to the Company’s operations.

Revenue: Revenue is recognized in accordance with Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which reflects the transfer of control of goods to customers in amounts that represent the consideration the Company expects to receive. Revenue is primarily derived from sales of beverages and is recognized at a point in time, typically upon transfer of ownership to customers. The majority of the Company’s revenue is related to one customer, the Company’s primary manufacturing partner, that purchase inventory for resale to beverage distributors in Canada. This customer accounted for 62% and 90% of revenue in the nine months ended September 30, 2024 and 2023, respectively.

DOUBLE OR NOTHING, LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Cost of Goods Sold: Cost of goods sold reflects all direct expenses incurred in producing the Company’s beverages. This includes costs for raw materials, manufacturing services, and other professional services related to production.

Income Taxes: The Company is a Limited Liability Company and has elected to be treated as a Partnership under the provisions of the Internal Revenue Code, whereby income is passed through to the individual members and reported on each members personal income tax return. Under the election, the Company does not pay any federal or state income taxes. Accordingly, no provisions for income taxes have been made in the accompanying financial statements. If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income tax expense. As of September 30, 2024 and 2023, management believes there were no uncertain tax positions.

NOTE 3 – INVENTORY

Inventory is composed of the following as of:

	2024	2023
Raw materials	$81,366	$36,615
Finished goods	278,971	79,813
Total inventory	$360,337	$116,428

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company has no material commitments or contingencies as of September 30, 2024 and 2023, beyond normal operating obligations.

The Company has evaluated legal and contractual obligations, including any potential litigation, long-term purchase commitments, and guarantees, and determined that no additional disclosures or liabilities are required. The Company operates in a regulated industry and actively monitors compliance with applicable laws and regulations and to ensure proper recognition and disclosure.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 21, 2025, the date these financial statements were available to be issued.

On December 6, 2024, the Company executed a promissory note with Agrify Corporation (“Agrify”). The promissory note allowed for draws up to $1.0 million and charged an interest rate of approximately 4% with all principal and interest due on March 31, 2025. The amount drawn on this promissory note was $0.4 million as of December 12, 2024. On December 12, 2024, certain assets of the Company including intellectual property and inventory were acquired by Agrify in exchange for 97,300 shares of Agrify common stock and 432,700 pre-funded warrants with a fair value of approximately $18.8 million and $0.4 million of assumed liabilities in the form of the promissory note balance outstanding.